As filed with the Securities and Exchange Commission on September 24, 2020.

Registration No. 333-248641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boqii Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building 9, No. 388, Shengrong Road, Pudong

New District, Shanghai 201210, People’s Republic of China

+86-21-68826799

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Li He, Esq. Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Chater Road, Central, Hong Kong +852 2533-3300	Howard Zhang, Esq. Davis Polk & Wardwell LLP 2201, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing 100004, People’s Republic of China +86 10 8567 5000	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road, Causeway Bay Hong Kong +852 2521-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Class A ordinary shares, par value US$0.001 per share(1)(2)	6,037,500	US$16.00	US$96,600,000	US$12,539(4)

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-248968). Each American depositary share represents 0.75 Class A ordinary shares.

(2)

Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that are issuable upon the exercise of the underwriters option to purchase additional ADSs. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-248641) of Boqii Holding Limited, as filed on September 8, 2020 and as amended on September 22, 2020 (as amended, the “Registration Statement”), is being filed solely for the purpose of filing Exhibit 1.1 to Amendment No. 1 to the Registration Statement filed on September 22, 2020, and amending and restating the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 to the Registration Statement does not modify any disclosure in the preliminary prospectus included as part of Amendment No. 1 to the Registration Statement, filed on September 22, 2020. Accordingly, a preliminary prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Under our Post-IPO MAA, which will become effective immediately prior to the completion of this offering, every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreement previously filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options to acquire our ordinary shares) without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Purchaser	Date of Issuance	Number of Securities	Consideration
Convertible Notes
CW PETS Limited	January 30, 2018	US$2,000,000 principal amount of D Note	US$2,000,000
DL Capital Holding Limited	January 16, 2019	US$1,000,000 principal amount of D2 Note	US$1,000,000
CW PETS Limited	January 16, 2019	US$1,000,000 principal amount of D2 Note	US$1,000,000
PICC Investment Fund SPC - PICCAMCHK 7 SP.	May 27, 2019	US$10,000,000 principal amount of D3 Note	US$10,000,000

Purchaser	Date of Issuance	Number of Securities	Consideration
Warrant
Ningbo Dianliang Investment Management Co., Ltd.	August 3, 2018	Up to 1,089,265 Series D-1 preferred shares	US$10,000,000
Ningbo Dianliang Investment Management Co., Ltd.	January 16, 2019	Up to 963,139 Series D-2 preferred shares	US$9,000,000
CMB International Capital Management (Shenzhen) Co., Ltd.	June 16, 2019	Up to 771,975 Series D-3 preferred shares	US$7,448,900.55
China Equities HK Limited	March 6, 2020	205,767 Series E preferred shares, subject to adjustments	US$645
Preferred Shares
ADV Value Development Fund I, L.P.	October 25, 2017	1,492,652 Series D preferred shares	US$13,000,000
ADV Value Development Fund I, L.P.	November 13, 2017	803,735 Series D preferred shares	US$7,000,000
ADV Value Development Fund II, L.P.	August 3, 2018	1,089,265 Series D-1 preferred shares	US$10,000,000
CW PETS Limited	August 3, 2018	229,639 Series D preferred shares	US$2,000,000
Mirae Asset-GS Retail New Growth Fund I	June 24, 2019	290,555 Series E preferred shares	US$3,000,000
XINGMU Holding Limited	November 21, 2019	461,513 Series E preferred shares	US$4,765,151.30
Mirae Asset Securities (HK) Limited	February 17, 2020	290,555 Series E preferred shares	US$3,000,000
DL Capital Holding Limited	March 23, 2020	107,016 Series D-2 preferred shares	US$1,000,000
CW PETS Limited	March 23, 2020	112,648 Series D-2 preferred shares	US$1,000,000
Superb Origin International Limited	March 31, 2020	1,089,265 Series D-1 preferred shares	US$10,000,000
Superb Origin International Limited	March 31, 2020	963,139 Series D-2 preferred shares	US$9,000,000
Raumier Limited	June 1, 2020	4,842,587 Series E preferred shares	US$50,000,000
Shanghai Qiji Technology LLP	August 19, 2020	6,734,459 Series C+ preferred shares	US$46,212,121
Share-based Awards
Certain executive officers, directors and employees	Between September 22, 2017 to September 22, 2020	Options to purchase 1,679,347 ordinary shares	Past and future services provided by these individuals to us

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits:

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules:

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

Item 9.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

BOQII HOLDING LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1**	Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2**	Form of Twelfth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering

4.1**	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2**	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3**	Form of Deposit Agreement among the Registrant, the depositary and owners of the American Depositary Shares

5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered

8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

8.2**	Opinion of Commerce & Finance Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

8.3**	Tax opinion of Davis Polk & Wardwell LLP regarding certain U.S. tax matters

10.1**	The Amended and Restated 2018 Global Share Plan

10.2**	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.3**	Form of Employment Agreement between the Registrant and its executive officers

10.4**†	Tenth Amended and Restated Warrant Holders and Shareholders Agreement by and among the Registrant, its ordinary shareholder, preferred shareholders and other parties named therein dated August 19, 2020

10.5**	English translation of Exclusive Technical Consulting and Service Agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng

10.6**	English translation of Intellectual Property License Agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng

10.7**	English translation of Shareholders’ Voting Rights Proxy Agreement entered into on August 4, 2020, by and among Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng

10.8**	English translation of Equity Pledge Agreement entered on October 16, 2019, by and between Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng

10.9**	English translation of Equity Pledge Agreement entered on August 4, by and between Shanghai Xincheng, Shanghai Guangcheng, and Shanghai Chelin Information Technology Center (Limited Partnership), a then shareholders of Shanghai Guangcheng

10.10**	English translation of Exclusive Call Option Agreement entered on August 4, 2020, by and between Shanghai Xincheng, Shanghai Guangcheng and then shareholders of Shanghai Guangcheng

10.11**	English translation of Loan Agreement entered into on August 4, 2020 by and between shareholders of Shanghai Guangcheng and Shanghai Xincheng.

10.12**	English translation of Exclusive Technical Consulting and Service Agreement entered into on September 26, 2019 by and between Xingmu WFOE and Nanjing Xingmu

10.13**	English translation of Intellectual Property License Agreement entered into on September 26, 2019 by and between Xingmu WFOE and Nanjing Xingmu

Exhibit Number	Description of Document

10.14**	English translation of Shareholders’ Voting Rights Proxy Agreement entered into on September 26, 2019, by and among Xingmu WFOE, Nanjing Xingmu, and certain shareholders of Nanjing Xingmu

10.15**	English translation of Equity Pledge Agreement entered on September 26, 2019, by and between Xingmu WFOE, Nanjing Xingmu, and certain shareholders of Nanjing Xingmu

10.16**	English translation of Exclusive Call Option Agreement entered on September 26, 2019, by and between Xingmu WFOE, Nanjing Xingmu and certain shareholders of Nanjing Xingmu

10.17**	English translation of Loan Agreement entered into on September 26, 2019 by and between certain shareholders of Nanjing Xingmu and Xingmu WFOE

10.18**	English translation of Spousal Consent Letter signed by Ms. Jiajia Chen dated September 26, 2019

10.19**	English translation of Spousal Consent Letter signed by Ms. Yan Wang dated September 26, 2019

21.1**	Principal Subsidiaries and VIEs of the Registrant

23.1**	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3**	Consent of Commerce & Finance Law Offices (included in Exhibit 99.2)

23.4**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3)

24.1**	Powers of Attorney (included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters

99.3**	Consent of Frost & Sullivan

99.4**	Consent of Leaf Hua Li

99.5**	Consent of Dong Li

*	To be filed by amendment.
**	Previously filed.
†

Portions of the exhibit have been omitted in reliance of the revised Item 601 of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted portions upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on September 24, 2020.

Boqii Holding Limited

By:	/s/ Yingzhi (Lisa) Tang
Name: Yingzhi (Lisa) Tang
Title: Director, co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 24, 2020.

Signature	Title

*	Director, Chairman and Chief Executive Officer (principal executive officer)
Hao (Louis) Liang

/s/ Yingzhi (Lisa) Tang	Director, co-Chief Executive Officer and Chief Financial Officer
Yingzhi (Lisa) Tang

*	Director
Di (Jackie) Chen

*	Director
Chong Li

*	Director
Ye Sha

*	Director
Xiaoxiao Qi

*	Director
Su Zhang

*	Director
Noorsurainah Tengah

*	Co-Chief Financial Officer (principal financial officer and principal accounting officer)
Ying (Christina) Zhang

*By:	/s/ Yingzhi (Lisa) Tang
Name: Yingzhi (Lisa) Tang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Boqii Holding Limited, has signed this registration statement or amendment thereto in New York on September 24, 2020.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President